Agreement No.: PS22-023 Amendment Agreement Template v20190325 AMENDMENT AGREEMENT Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. This Amendment Agreement to the service agreement “Outbound logistics on behalf of Polestar – VCC Services, USA and Canada” (“Amendment”) is between Volvo Cars USA LLC, with offices located at 1800 Volvo Place, Mahwah, NJ 07430, a Delaware limited liability company (“Service Provider”), and Polestar Automotive USA Inc., with offices located at 1800 Volvo Place, Mahwah, NJ 0743, a Delaware corporation (“Purchaser”). Each of Service Provider and Purchaser is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have entered into a service agreement Outbound logistics on behalf of Polestar – VCC Services, USA and Canada (Agreement No. PS20-092) on 28 January 2021 (the “Agreement”). B. The Parties now wish to amend the Agreement to the extent set out below. C. Now, therefore, the Parties agree as follows: 1. SCOPE OF AMENDMENT 1.1 The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement. 1.2 The amendments to the provisions in the Agreement as stated in Section 2 below, such provisions highlighted for ease of reference in bold italics, shall come into force on 21 June 2022. 2. AMENDMENTS 2.1 Section 3.1 of the Individual Terms shall be amended and restated in its entirety as follows: “Affiliate shall for the purpose of this Service Agreement have the following meaning: “Affiliate” means any other legal entity that, directly or indirectly, is controlled by Volvo Car Corporation or Polestar Automotive Holding UK PLC; and control means the possession, directly or indirectly, by agreement or otherwise, of (i) at least 50% of the voting stock, partnership interest or other ownership interest, or (ii) the power (a) to appoint or remove Agreement No.: PS22-023 Amendment Agreement Template v20190325 a majority of the board of directors or other governing body of an entity, or (b) to cause the direction of the management of an entity.” 2.2 Section 6.2 in the Main Document of the Agreement shall be amended and restated in its entirety as follows: “Above the operational level, the next level of governance forum for handling the co- operation between the Parties in various matters, handling management, prioritisation of development activities etc. under the Service Agreement shall be the “Steering Committee”, which regarding cooperation between Service Provider and Purchaser is the so called Volvo Polestar Engineering & Operations Steering Committee. The Steering Committee shall be the first level of governance forum established by the Parties for handling the cooperation between them to which an issue shall be escalated if the Parties fail to agree upon a solution on the operational level.” 2.3 Section 2.6 in Appendix 1 of the Agreement shall be amended and restated in its entirety as follows: “Vehicles – Purchaser’s factory new Polestar 1, Polestar 2, Polestar 3, Polestar 4 and [***] vehicles. Any “in-use” and/or “used” vehicles are not in scope of this Agreement.” 2.4 A new Section 3.5 in Appendix 1 of the Agreement shall be added to the Agreement as follows: “The scope of work upon which this agreement stands assumes Purchaser follows Service Provider’s finished vehicle distribution network. Any volume flows, stock locations, providers or operational setups that differ from Service Provider’s fall outside of the agreed scope and would necessitate a separate request for support from Purchaser to Service Provider.” 2.5 A new Section 5.1.1 in Appendix 1 of the Agreement shall be added to the Agreement as follows: “As it concerns [***], the scope shall be limited to activities (items) #1 to #16 in Appendix 1a, as may be relevant. Daily operations are currently out of scope and will require an amendment of this Service Agreement when added.” 2.6 A new Section 5.5 in Appendix 1 of the Agreement shall be added to the Agreement as follows: “The Parties agree that all Services related to customs support, and as specified in Appendices 1b and 1e, shall end on 31 December 2023. However, during a transitional period of 6 months thereafter (i.e., until 30 June 2024), Purchaser may from Service Provider request consultative support, and Service Provider shall upon such request use reasonable effort to provide relevant support to Purchaser. Any such support will be charged to Purchaser, in case of provision through Service Provider's staff per hour based on the corresponding hourly rate, and in the case of support provided through Third-party service providers (e.g. broker or similar) based on actual cost plus a [***] arm’s length mark-up.” 2.7 Appendix 1b to the Agreement shall be replaced in its entirety by Appendix 1b attached to this Amendment. Agreement No.: PS22-023 Amendment Agreement Template v20190325 2.8 Appendix 1d to the Agreement shall be replaced in its entirety by Appendix 1d attached to this Amendment. 2.9 Appendix 1e to the Agreement shall be replaced in its entirety by Appendix 1e attached to this Amendment. 2.10 Section 7.4 in Appendix 2 of the Agreement shall be amended and restated in its entirety as follows: “Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based on the one month applicable interbank rate, depending on invoice and currency, with an addition of [***] per annum.” 2.11 Section 11.2 in Appendix 2 of the Agreement shall be amended and restated in its entirety as follows: “Each Party’s aggregate liability for any direct damage arising out of or in connection with this Service Agreement shall be limited to [***] of the Service Charges paid by Purchaser to Service Provider within the preceding [***] period.” 2.12 Appendix 3 to the Agreement shall be replaced in its entirety by Appendix 3 attached to this Amendment. 2.13 Appendix 4 to the Agreement shall be replaced in its entirety by Appendices 4a, 4b, 4c and 4d attached to this Amendment. 3. GENERAL PROVISIONS 3.1 This Amendment is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement. 3.2 No amendment of this Amendment will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment. 3.3 Sections 16 and 17 in Appendix 2 of the Agreement shall apply to this Amendment as well. ______________________________ [SIGNATURE PAGE FOLLOWS] Agreement No.: PS22-023 Amendment Agreement Template v20190325 This Amendment has been signed electronically by both Parties. POLESTAR AUTOMOTIVE USA INC. August 26, 2024 By: /s/ Ola Sjölander VOLVO CAR USA LLC August 16, 2024 By: /s/Robert Manna Title: CFO Title: Head of Finance Commercial Polestar August 17, 2024 By: /s/ Michael Cottone By: September 5, 2024 /s/ Anders Gustafsson Title: CEO Title: President ______

PS20-092
(Amended through PS22-023)
Page 1(3)

Appendix 1b Service Specification - RACI, Division of High Level responsibilities - US and Canada

Customs administration & related Export/Import matters

Item #	Activity/Action	Remark	Responsible	Accountable/ /Approver	Consulted	Informed
#32	Provide required data, timeously and in requested format, enabling the preparation & performance of Customs administration		PS	PS	VCC	-
#33	Obtain required Customs licences and set up necessary processes & systems. Not applicable for destination market USA		VCC	VCC	PS	-
#34	Appoint & maintain relevant regional PS "SPOCs" vs. VCC for Customs administration & related Export/Import matters	- "SPOC" = Single Point of Contact - To be defined & kept updated in a joint/mutual Contact list	PS	PS	-	VCC
#35	Appoint & maintain relevant regional VCC "SPOCs" vs. PS for Customs administration & related Export/Import matters	- "SPOC" = Single Point of Contact - To be defined & kept updated in a joint/mutual Contact list	VCC	VCC	-	PS
#37	***Manage daily administration of Customs for Import***	- On behalf of PS, with PS stated as "Declarant" - With own or appointed external resources	VCC	VCC	-	PS
#38	Pay customs duties, VAT fees and other costs & charges directly to relevant authorities or parties. Not applicable for destination market USA		PS	PS	-	VCC
#41	Pay VCC for daily Customs administration for Import. Not applicable for destination market USA		PS	PS	-	VCC
#42	Obtain & maintain Import licence and any other required permits for Import. Not applicable for destination market USA		PS	PS	VCC	-
#43	Provide, as agreed, any consultation services related to Customs administration		VCC	VCC	PS	-
#44	Pay VCC for any provided consultation services related to Customs administration		PS	PS	-	VCC
#45	Provide specific Customs administration activities as exemplified in ***Appendix 1e*** . Not applicable for destination market USA		VCC	VCC	-	PS

R Responsible = Who is responsible for the execution of the task
A Accountable/Approver = Who is accountable for the task and signs off the work
C Consulted = Who is/are the subject matter expert(s) who shall be consulted?
I Informed = Who is/are the person/people that need to be updated of progress/results?

VCC = Service Provider
PS = Purchaser

Internal Information - Polestar

PS20-092
(Amended through PS22-023)
Page 2(3)

Appendix 1d - VCC Services, US and Canada

Admin./Operation of OB Transport & related Logistics

<u>**Examples of Activities/Actions - Office/WC**</u>

Forecast admin. and capacity planning
Forecast and distribution plan
Forecast to Carriers
Lead time management

Transport Planning & Carrier Management
Carrier confirmation of capacity
Booking and monitoring planned distribtion start and late cars
Deviation handling
Market contact for PS
WHLS planning and follow up
Real Time Management
KPI creation and follow up
Action plans
Escalation process for non-performance
Wholesale planning actitivies
Sustainability targets
Monthly carrier performance review meetings

Support Network design/Logistic engineering and RFQ
Define network
Set up RFQ volumes/destinations
Active RFQ work as stakeholder to IDP
Implementation of new Carriers/contracts
Updating/Re-evaluating network setup

RAM function
North American SPOC function to PS
Coordinate KPIs and deliverables
Action plans and follow up
Change management
SLA maintenance

Business IT
Maintenance of contracts, pricing, fuel surcharges, VAT
Deviation handling
EDI set up
Change management

Port Processing
Processing throughput and plan
Ensure throughput satisfies Polestar's objectives

IDP Procurement
Sourcing & Contract creation

Internal Information - Polestar

PS20-092
(Amended through PS22-023)
Page 3(3)

Appendix 1e - VCC Services, Canada

Customs administration

<u>Examples of Activities/Actions</u>

Oversee all aspects of Polestar's CA Customs import process
Review CA classification daily, resolve any issues
Review CA imports daily and resolve any vehicle and part invoice/document issues prior to arrival
Oversee CA duty payment
Continuously seek out duty savings opportunities
Implement internal audit process and oversight activities.
Focus on CA issue prevention to minimize post summary corrections.
Implement internal shipment tracking database
Track CA temporary shipments and ensure timely resolution
Manage yearly transfer price adjustments and CETA refund claims
CA service provider performance tracking and KPIs
Parterning Government Agencies and Other Government Departments and Agencies compliance monitoring
Implement and manage applicable drawback programs

Internal Information - Polestar

PS20-092
(Amended through PS22-023)

APPENDIX 3
SERVICE CHARGES

1. GENERAL

1.1 This Appendix 3 stipulates the rules and principles for the Service Charges payable by Purchaser to Service Provider for Services delivered under the Service Agreement.

1.2 The Parties agree that the Service Charges shall be updated for each new calendar year based on changes in required resources, costs and forecasted volumes.

2. DEFINITIONS

2.1 Any capitalised terms used but not specifically defined herein shall have the meanings set out for such terms in the Service Agreement. In addition, the capitalised terms set out below in this Section 2 shall for the purposes of this Service Specification have the meanings described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa.

2.2 "**Common Costs**" shall have the meaning as set out in Section 3.3 below.

2.3 "**OBL**" means Outbound Logistics.

3. COST SHARING PRINCIPLES

3.1 Purchaser shall, based on "Arm's Length" principle, fully compensate Service Provider for all costs occurring related to activities under this Service Agreement which are executed on behalf of Purchaser.

3.2 The general principle is that costs that can be identified as directly arising from activities related to one Party's Vehicles shall also be fully covered by that Party.

3.3 In cases when the distinction described in Section 3.2 above is not possible to make, i.e. when an activity adds value to both Parties' outbound logistics flow, the costs for such activities ("Common Costs") will be distributed between the Parties based on forecasted production volume (unless otherwise stated in the following) and, where applicable, its market distribution.

3.3.1 To establish the costs for a calendar year, the Parties' combined volume forecast plan made available in November, preceding year, shall be used to determine each Parties' share of the Common Costs.

3.3.2 In the event that Purchaser during a calendar year adds an additional car model, manufacturing plant (pick-up location) and/or new market (destinations) which was not known at the time for the planning described in Section 3.3.1 above, the Common Costs will be adjusted based on a new volume forecast which is determined in good faith between the Parties. The updated Common Costs shall be applied from the first day of the calendar month when the changed condition is effective.

1

PS20-092 (Amended through PS22-023) 2 4. SERVICE CHARGES 4.1 Rates, general The rates that are used for charging service costs to Purchaser shall be determined by Service Provider on an, at least, annual basis in compliance with applicable tax legislation, including but not limited to the principle of “Arm’s Length” between the Parties. The hourly rates, used at the time of preparation of this Service Agreement, represents the level of the actual year. The Parties agree that the Service Charges related to this Service Agreement will be continuously updated whenever the hourly rates are updated according to Section 4.1.1 above. The Parties agree that one Full Time Employee (“FTE”) represents [***] working hours per year. 4.2 Charges related to Administration and Operation Examples of the activities related to Administration and Operations of the outbound transports and related logistic services are listed in Appendix 1d. The costs for these activities are not directly influenced by the actually shipped volume of Vehicles since Service Provider must uphold a certain capacity on behalf of Purchaser. Therefore, the costs for the related activities shall be calculated for each calendar year and distributed evenly on the invoices for the Services under the Service Agreement, issued by Service Provider to Purchaser during said calendar year. The table below shows the running operation cost categories and the estimated costs based on 2022 cost level. [***] The table below shows the running operation cost categories and the estimated costs based on 2023 cost level. [***] The table below shows the 2024 estimated running operation cost categories based on the 2024 hourly rates. [***] In the event that Service Provider needs to perform any kind of work on behalf of Purchaser, which is not part of the running operation activities, Purchaser shall compensate Service Provider for the time spent based on the hourly rates agreed between the Parties at the time. Before any such work is started, Service Provider shall present to Purchaser an estimation of the required hours, which Purchaser must approve. If the Parties cannot agree, the work shall not be carried out and Purchaser is responsible for any potential consequences. If the Purchaser and the Service Provider agrees to add the Purchaser to an existing Frame Agreement / retainer agency made by the Service Provider, the Purchaser, will, besides the PS20-092 (Amended through PS22-023) 3 worktime it may for the activities needed, be charged a lump sum according to the following thresholds. The thresholds are based on the Purchaser’s contract value with the supplier: 1. [***] per supplier contracts up to the value of [***] 2. [***] per supplier contracts to the value between [***] 3. [***] per supplier contract to the value between [***] 4. [***] per supplier contracts over [***] 4.3 Charges related to Customs administration Examples of the activities related to Customs administration services are listed in Appendix 1e. The costs for these activities are mainly directly influenced by the actually shipped volume of Vehicles since Service Provider must process each imported Vehicle. The table below shows the estimated costs for Customs administration services . [***] _______________________________ PS20-092 (Amended through PS22-023) Page 1(4) Appendix 4a - Geographical Scope of VCC (China to USA) Services for Polestar [***] PS20-092 (Amended through PS22-023) Page 2(4) Appendix 4b - Geographical Scope of VCC (Americas - Canada & USA) Services for Polestar [***]

PS20-092 (Added through PS22-023) Page 3(4) Appendix 4c - Geographical Scope of VCC (VCCH production to USA & Canada) Services for Polestar 3 [***] PS20-092 (Added through PS22-023) Page 4(4) Appendix 4d - Geographical Scope of VCC (VCCH production to markets other than USA & Canada) Services for Polestar 3 [***]